UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 18, 2013
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5297 Parkside Drive
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(585) 905-0554
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2013, the Board of Directors of  the Registrant elected Burton Weinstein as a director.   Mr. Weinstein  is the portfolio manager of Cedarview Opportunities Master Fund, L.P. (“Cedarview”), one of the Registrant’s principal investors.  Mr. Weinstein is not serving on a committee of the Board of Directors.  For more than the past five years, Mr. Weinstein has been the portfolio manager of Cedarview.  During the preceding approximately six months, Cedarview loaned approximately $670,000 to the Registrant which bears interest at 2% per annum, none of which has been repaid as of the date hereof.  Mr. Weinstein receives compensation from Cedarview as its portfolio manager and is an approximately 3% investor in Cedarview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date April 24, 2013	Plures Technologies, Inc.

By: /s/ David R. Smith
David R. Smith
CEO